Exhibit (1)

MERRILL LYNCH & CO., INC.

(a Delaware corporation)

UNDERWRITING AGREEMENT FOR DEPOSITARY SHARES REPRESENTING

PREFERRED STOCK

Dated: April 22, 2008

MERRILL LYNCH & CO., INC.

(a Delaware corporation)

Depositary Shares Representing Preferred Stock

UNDERWRITING AGREEMENT

April 22, 2008

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

as Representative of the Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), confirms its agreement with each of the underwriters named in Schedule I hereto (the “Underwriters”) for which MLPF&S is acting as representative (the “Representative”) (i) with respect to the sale by the Company and purchase by the Underwriters of an aggregate of 102,000,000 depositary shares, each representing 1/1200th of one share of the Company’s 8.625% Non-Cumulative Preferred Stock, Series 8 (the “Preferred Stock”), having the terms described in Schedule II hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of said depositary shares set forth in Schedule I hereto and (ii) with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 15,300,000 additional depositary shares, each representing 1/1200th of one share of Preferred Stock, to cover over-allotments. The aforesaid depositary shares (the “Initial Shares”) to be purchased by the Underwriters and all or any part of the depositary shares subject to the option described in Section 2(b) hereof (the “Option Shares”) are hereinafter referred to as the “Shares.” As used herein, the term “Preferred Shares” shall be deemed to mean the shares of Preferred Stock represented by the Shares.

The Preferred Shares will be deposited pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into among the Company, The Bank of New York, as depositary (the “Depositary”) and the holders from time to time of the depositary receipts (the “Depositary Receipts”) to be issued by the Depositary thereunder and evidencing the Shares.

The Company wishes to confirm as follows their agreement with you and the other several Underwriters on whose behalf you are acting as Representative, in connection with the several purchases of the Shares by the Underwriters.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-132911), including the related prospectus or prospectuses (the term “prospectus” shall include, for the avoidance of doubt, any product supplements or pricing supplements to any prospectus), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Preferred Stock and the depositary shares representing interests therein, including the Shares, under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus (including, for the avoidance of doubt, any product supplements or pricing supplements to such prospectus) used in connection with the offering of the Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement, at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

Section 1.   Representation and Warranties.

(a)      Representations and Warranties by the Company.    The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time referred to in Section 1(a)(2) hereof and as of the Closing Time (as defined below) and as of each Date of Delivery (as defined below), if any (in each case, a “Representation Date”), as follows:

(1)      Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus filed pursuant to Rule 424 of the 1933 Act Regulations), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(2)      Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on March 31, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at each Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time (and if any Option Shares are purchased, the Date of Delivery), the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act), complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet (as defined in Section 3(g)), if any, the General Disclosure Package, when considered together with the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:45 P.M. (Eastern time) on April 22, 2008 or such other time as agreed by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the

Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Company as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative expressly for use therein.

(3)      Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (c) at the Closing Time (and if any Option Shares are purchased, the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(4)      No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (such a material adverse change hereinafter referred to as a “Material Adverse Effect”).

(5)      Independent Accountants.    Deloitte & Touche LLP, which has audited certain financial statements of the Company, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(6)      Good Standing.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(7)      Good Standing of Subsidiaries.    Each subsidiary of the Company which is a “significant subsidiary” as defined in Regulation S-X under the 1933 Act (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K of the Company filed with the Commission under Section 13 of the 1934 Act and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the 1933 Act.

(8)      Authorization of this Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

(9)      Authorization of Deposit Agreement.    The Deposit Agreement has been, or prior to the issuance of the Shares will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery (assuming the due authorization, execution and delivery by the applicable Depositary), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Each registered holder of a Depositary Receipt under the Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Stock represented by the Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in the Deposit Agreement.

(10)      Authorization of Preferred Stock and Depositary Shares.    The Shares have been duly authorized by the Company for issuance and sale pursuant to this Agreement. The Preferred Stock, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration for the related Depositary Shares will be validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights of any securityholder of the Company. In addition, upon deposit by the Company of the Preferred Stock represented by the Shares with the Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Shares, in each case pursuant to the applicable Deposit Agreement, such Shares will represent legal and valid interests in such Preferred Stock. The Certificate of Designations will be in full force and effect prior to the Closing Time.

(11)      Descriptions of the Shares, Preferred Stock and Deposit Agreements.    The Shares, Preferred Stock and Deposit Agreement, as of the date of the Prospectus, will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(12)      Absence of Proceedings.    There is not any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties, or operations thereof or the consummation of the transactions contemplated in this Agreement or the Deposit Agreement or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, property, or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(13)      Possession of Licenses and Permits.    The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively,

“Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to so possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(b)      Officer’s Certificate.    Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representative or counsel for the Underwriters in connection with the offering of Shares shall be deemed a representation and warranty by the Company to each of the Underwriters as to the matters set forth in such certificate as of the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

Section 2.  Sale and Delivery to the Underwriters; Closing.

(a)      Initial Shares.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Underwriter, and each Underwriter acting severally and not jointly, hereby agrees to purchase from the Company, at a purchase price set forth on Schedule II hereto, the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter.

(b)      Option Shares.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase up to an additional 15,300,000 Option Shares at the purchase price set forth on Schedule II hereto, less an amount per Option Share equal to any dividends declared by the Company and payable on the Initial Shares but not payable on the Option Shares. Such option shall expire 30 days from the date hereof, and may be exercised on up to two occasions in whole or in part from time to time only for the purpose of covering over-allotments in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed between the Representative and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Shares then being purchased which the total number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sale or purchases of fractional Shares.

(c)      Payment.    Payment of the purchase price for, and delivery of the certificates representing, the Initial Shares to be purchased by the Underwriters shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 11) following the date hereof or such other time as shall be agreed upon by the Representative and the Company (each such time and date being referred to as a “Closing Time”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of the certificates representing, such Option Shares shall be made at the above-mentioned office of Sidley Austin LLP, or at such other place as may be agreed upon by the Representative and the Company, at 10:00 A.M. on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for its account or, if applicable, for the respective accounts of the Underwriters of the Shares to be purchased by them (unless such Shares are issuable only in the form of one or more global securities registered in the name of a depository or a nominee of a depository, in which event the Underwriters’ interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has severally agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)      Denominations; Registration.    Certificates for the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, if any. The certificates for the Initial Shares and the Option Shares, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e)      Covenant by the Underwriters.    Each Underwriter represents and agrees that it has not taken and will not take any action to permit a public offering of the Shares in any jurisdiction outside the United States where action by the Company would be required for such purpose. Each Underwriter further represents and agrees that it has not offered or sold and will not offer or sell any Shares in any jurisdiction outside the United States except under circumstances that resulted in or will result in compliance with all applicable laws thereof and, in connection therewith, represents and agrees that it has complied and will comply with the respective restrictions applicable to the jurisdictions specified in the Prospectus with respect to the offer and sale of the Shares in such jurisdictions.

Section 3.  Covenants of the Company.    The Company covenants with each of the Underwriters as follows:

(a)      Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the 1933 Act Regulations, if and as applicable, and will notify the Representative as soon as reasonably possible of (i) the effectiveness of any post-effective amendment to the Registration Statement or new registration statement relating to the Shares or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or otherwise deemed to be a part thereof or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will effect the filings required under Rule 424 of the 1933 Act Regulations, in the manner and within the time period required by Rule 424, and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably possible. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)      Notice of Filing Amendments.    The Company will give the Representative notice of its intention to file any amendment to the Registration Statement or new registration statement relating to the Shares or any amendment or supplement to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus or the General Disclosure Package, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and the Company will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing or use, and will not file any such amendment or supplement or other documents or use any such amendment, supplement or document in a form to which the Representative or counsel for the Underwriters shall reasonably object.

(c)      Delivery of Registration Statements.    The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, upon written request, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. Copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)      Delivery of Prospectuses.    The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)      Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, which the Company may request to be in writing, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, which the Company may request to be in writing, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be reasonably necessary to correct such statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)      Blue Sky Qualifications.    The Company will use reasonable efforts, in cooperation with the Representative, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may request, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(g)      Final Term Sheet.    The Company will prepare a final term sheet, in the form approved by the Representative and included in Schedule III to this Agreement, for the Shares and will file such term sheet pursuant to Rule 433(d) of the 1933 Act Regulations within the time required by such rule (the “Final Term Sheet”). The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(h)      Earnings Statement.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)      Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1933 Act and the 1934 Act Regulations.

(j)      Issuer Free Writing Prospectuses.    The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k)      Listing.    The Company will use all reasonable efforts to effect the listing of the Shares on the New York Stock Exchange.

Section 4. Payment of Expenses.

(a)      Expenses.    The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement as originally filed and all amendments thereto, and the preparation, printing and delivery of this Agreement, the Deposit Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (ii) the preparation, issuance and delivery of the Shares, any certificates for the Shares to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisers or agents (including transfer agents and registrars), as well as the fees of the Depositary and its respective counsel, (iv) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the fee and disbursements of the Company’s counsel in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (vii) the fees of rating agencies, (viii) the fees and expenses, if any, incurred in connection with the listing of the Shares on the New York Stock Exchange or any other national securities exchange, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares.

(b)      Termination of Agreement.    If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of the Underwriters’ Obligations.        The obligations of the Underwriters to purchase Initial Shares pursuant hereto at the Closing Time are subject to the accuracy of the representations and warranties on the part of the Company contained in Section 1, to the accuracy of the statements of the Company’s officers made in any or in certificates of the Company or any of its subsidiaries furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

(a)      Effectiveness of Registration Statement.    The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (or any required post-effective amendment providing such information, in accordance with the requirements of Rule 430(B) shall have been filed and become effective under the 1933 Act).

The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)      Opinion of Counsel for Company.    At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Company, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)      Opinion of Counsel for the Underwriters.    At the Closing Time, the Representative shall have received the favorable opinion or opinions, dated as of the Closing Time, of Sullivan & Cromwell LLP, counsel for the Underwriters, in substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with such additional qualifications and exceptions as shall be acceptable to the Underwriters.

(d)      Officers’ Certificate.    At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller or the Vice President and Finance Director (Principal Accounting Officer) of the Company dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Company’s knowledge, threatened by the Commission.

(e)      Accountant’s Comfort Letter.    At the time of execution of this Agreement and at the Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter in the form and substance satisfactory to the Representative, together with signed or reproduced copies for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)      Effectiveness of the Deposit Agreement.    At the Closing Time, the Company and the Depositary shall have executed and delivered the Deposit Agreement and it shall be in full force and effect.

(g)      Additional Documents.    At the Closing Time or Date of Delivery, as the case may be, counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative.

(h)      Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery, which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any termination and remain in full force and effect.

(i)      Approval of Listing.    At Closing Time, the Shares shall have been approved for listing, subject only to official notice of issuance.

Section 6. Indemnification.

(a)      Indemnification of the Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(3)      against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who is a director, officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

(b)      Indemnification of Company, Directors and Officers.    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein.

(c)      Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, except that the Company shall be liable for the fees and expenses of one counsel representing the Representative and the persons controlling the Representative and one counsel representing all other Underwriters and the persons controlling them. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)      Settlement without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such written request prior to the date of such settlement.

Section 7. Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of the Initial Shares set forth opposite their respective names in Schedule I, and not joint.

Section 8. Commercial Transaction.    The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this

Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Shares to the Underwriters.

Section 10. Termination. (a) This Agreement may be terminated by the Representative, immediately upon notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if the rating assigned by any nationally recognized statistical rating agency to any preferred stock, debt securities or other obligations of the Company as of the date hereof shall have been lowered since the date hereof or if any such rating agency shall have publicly announced that it has placed any preferred stock, debt securities or other obligations of the Company on what is commonly termed a “watch list” for possible downgrading. In the event of any such termination, the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 9 and 14 shall remain in effect.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 9 shall survive such termination and remain in full force and effect.

Section 11. Default.    If one or more of the Underwriters participating in an offering of Shares shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase hereunder (the “Defaulted Shares”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Shares, then:

(1)      if the aggregate number of Defaulted Shares does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(2)      if the aggregate number of Defaulted Shares exceeds 10% of the aggregate number of the Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery shall terminate, without any liability on the part of any non defaulting Underwriter or the Company.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

Section 12. Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center New York, New York 10080, attention to Global Origination Counsel, notices to the Company shall be directed to it at 4 World Financial Center, 24th Floor, New York, New York 10080, attention of the Treasurer with a copy to the Corporate Secretary at 222 Broadway, 17th Floor, New York, New York 10038.

Section 13. Parties.    This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representative, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

Merrill Lynch & Co., Inc.

By	/s/ Marlene Debel
Name: Marlene Debel
Title: Assistant Treasurer

Confirmed and Accepted, as of the date first above written:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By	/s/ Daniel Budington
Name: Daniel Budington
Title: Vice President

For itself and as Representative of the other Underwriters named in Schedule I hereto

Schedule I

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	16,549,500
Citigroup Global Markets Inc.	16,549,500
Morgan Stanley & Co., Incorporated	16,549,500
UBS Securities LLC	16,549,500
Wachovia Capital Markets, LLC	16,549,500
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	1,020,000
Banc of America Securities LLC	1,020,000
Barclays Capital Inc.	1,020,000
Credit Suisse Securities (USA) LLC	1,020,000
Deutsche Bank Securities Inc.	1,020,000
Greenwich Capital Markets, Inc.	1,020,000
Lehman Brothers Inc.	1,020,000
Morgan Keegan & Company, Inc.	1,020,000
RBC Capital Markets Corporation	1,020,000
SunTrust Robinson Humphrey, Inc.	1,020,000
Wells Fargo Securities, LLC	1,020,000
Robert W. Baird & Co. Incorporated	340,000
Fidelity Capital Markets, a division of National Financial Services LLC	340,000
Fifth Third Securities, Inc.	340,000
H&R Block Financial Advisors, Inc.	340,000
HSBC Securities (USA) Inc.	340,000
J.J.B. Hilliard, W.L. Lyons, LLC	340,000
Janney Montgomery Scott LLC	340,000
Jefferies & Company, Inc.	340,000
Keefe, Bruyette & Woods, Inc.	340,000
KeyBanc Capital Markets Inc.	340,000
Oppenheimer & Co. Inc.	340,000
Raymond James & Associates, Inc.	340,000
Charles Schwab & Co., Inc.	340,000
Stifel, Nicolaus & Company, Incorporated	340,000
Zions Direct, Inc.	340,000
William Blair & Company L.L.C.	127,500
Blaylock Robert Van, LLC	127,500
Cabrera Capital Markets, LLC	127,500
CastleOak Securities, LP	127,500
D.A. Davidson & Co.	127,500
Davenport & Company LLC	127,500
Ferris, Baker Watts, Incorporated	127,500
Fixed Income Securities, Inc.	127,500
J.B. Hanauer & Co.	127,500
Jackson Securities LLC	127,500
Loop Capital Markets LLC	127,500
Mesirow Financial, Inc.	127,500
Pershing LLC	127,500
Samuel A. Ramirez & Co., Inc.	127,500

I-1

Muriel Siebert & Co., Inc.	127,500
Sterne Agee Capital Markets, Inc.	127,500
Stone & Youngberg LLC	127,500
TD Ameritrade, Inc.	127,500
Toussaint Capital Partners, LLC	127,500
Utendahl Capital Partners, L.P.	127,500
Vining-Sparks IBG, Limited Partnership	127,500
Wedbush Morgan Securities Inc.	127,500
The Williams Capital Group, L.P.	127,500

TOTAL	102,000,000

I-2

Schedule II

INFORMATION REGARDING THE SHARES AND THE SALE THEREOF

1.	Registration Statement No.: 333-132911

2.	Title of Shares: 8.625% Non-Cumulative Preferred Stock, Series 8

3.	Currency: U.S. Dollars

4.	Fractional Amount of Preferred Share Represented by each Share (if applicable): 1/1200

5.	Annual Dividend Rate/Amount: A fixed rate per annum of 8.625% from (and including) April 29, 2008, when, as and if declared

6.	Dividend Payment Dates: February 28, May 28, August 28 and November 28 of each year, beginning August 28, 2008.

7.	Record Dates: Shall be not more than 30 or less than 10 days preceding the applicable Dividend Payment Date as determined by the Board of Directors or a duly authorized committee of the Board of Directors.

8.	Cumulative or Non-cumulative: Non-cumulative

9.	Dividends to Accrue from: Except for the initial dividend period, dividends accrue from each dividend payment date to but excluding the next succeeding dividend payment date.

10.	Expected Ratings: A3/A-/A/A (Moody’s/S&P/Fitch/DBRS)

11.	Initial Public Offering Price per Share: $25.00

12.	Purchase Price per Share to be Paid by Underwriters to Company: $24.2125 (retail purchasers), $24.50 (institutional purchasers)

13.	Liquidation Preference per share: $30,000 (equivalent to $25 per depositary share)

14.	Listing: New York Stock Exchange

15.	Closing Date and Location: 10:00 A.M., April 29, 2008 at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

16.	Redemption Provisions: Not redeemable prior to May 28, 2013. On and after that date, the Preferred Stock will be redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to $30,000 per share (equivalent to $25 per depositary share), plus declared and unpaid dividends (without accumulation of any dividends for prior dividend periods). Holders of the Preferred Stock will have no right to require the redemption of the Preferred Stock.

17.	Sinking Fund Requirements: None

II-1

18.	Delayed Delivery Contracts (if authorized)

Delivery Date:

Minimum Contract:

Maximum aggregate amount of Shares:

Fee: %.

19.	Other Terms (if any): N/A

II-2

Schedule III

Issuer Free Writing Prospectus

Merrill Lynch & Co., Inc.

April 22, 2008

Issuer:	Merrill Lynch & Co., Inc.

Securities:	Depositary Shares Each Representing a 1/1200th Interest in a Share of 8.625% Non-Cumulative Preferred Stock, Series 8

Expected Ratings:	A3/A-/A/A (Moody’s/S&P/Fitch/DBRS). The long-term ratings of Merrill Lynch & Co., Inc. by Moody’s are under review for possible downgrade. Rating outlooks for other ratings are negative. A security rating is not a recommendation to buy, sell or hold securities. Additionally, the security rating may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Size:	$2,550,000,000

Overallotment Option:	15% (15,300,000 depositary shares)

Term:	Perpetual

Dividends:	8.625% per annum, paid quarterly in arrears, if, as and when declared by the Board of Directors or an authorized committee

1st Dividend Payment Date:	August 28, 2008

Day Count:	30/360

Step Up:	None

Dividends Received Deduction/Qualified Dividend Income Eligible:	Yes

Optional Redemption:	On May 28, 2013 and at any time thereafter at $25 per depositary share plus declared and unpaid dividends

Liquidation Preference:	$25 per depositary share ($30,000 per share of preferred stock)

Trade Date:	April 22, 2008

Settle:	April 29, 2008 (T+5)

III-1

Expected Listing:	NYSE under the symbol “MER PrQ”

Public Offering Price:	$25 per depositary share

Net Proceeds (before expenses) to Issuer:	$2,477,495,000

Sole Structuring Advisor and Sole Bookrunner:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Sr. Co-Managers:	Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC

Jr. Co-Managers:	BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., Lehman Brothers Inc., Morgan Keegan & Company, Inc., RBC Capital Markets Corporation, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC

Depositary Shares CUSIP/ISIN:	59023V373/US59023V3731

Underlying Preferred Stock CUSIP/ISIN:	59023V381/US59023V3814

Merrill Lynch & Co., Inc. has filed a registration statement (including a prospectus, general prospectus supplement, product supplement No. PS-2 and a preliminary pricing supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and other documents filed with the SEC and incorporated by reference in such documents for more complete information about Merrill Lynch & Co., Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov, as listed below. Alternatively Merrill Lynch, Pierce, Fenner & Smith Incorporated will arrange to send you these documents if you request them by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408.

You may access the documents listed below on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

•	Preliminary pricing supplement dated April 21, 2008:

http://www.sec.gov/Archives/edgar/data/65100/000119312508085501/d424b2.htm

•	Product supplement No. PS-2 dated April 21, 2008:

http://www.sec.gov/Archives/edgar/data/65100/000119312508085305/d424b2.htm

•	General prospectus supplement dated March 31, 2006:

http://www.sec.gov/Archives/edgar/data/65100/000119312506070973/d424b5.htm

•	Prospectus dated March 31, 2006:

http://www.sec.gov/Archives/edgar/data/65100/000119312506070817/ds3asr.htm

III-2

Exhibit A

Opinion of Sidley Austin LLP

(i)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)        The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii)        The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (such a material adverse change hereinafter referred to as a “Material Adverse Effect”).

(iv)        The Representative has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York; all of the issued and outstanding capital stock of the Representative has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any pledge, lien, encumbrance, claim or equity.

(v)        The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(vi)        The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in the proceeding in equity or at law); and the Deposit Agreement is substantially in the form filed as an exhibit to the Registration Statement. Each registered holder of a Depositary Receipt under the Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Series 8 Preferred Stock represented by the shares of the Series 8 Preferred Stock and to such other rights as are granted to such registered holder in such Deposit Agreement.

(vii)        The Depositary Shares (including the Option Shares) have been duly and validly authorized for issuance and sale by all necessary corporate action and, when issued and delivered by the Company against payment of the consideration therefor pursuant to the

Underwriting Agreement, the Depositary Shares will be validly issued, fully paid and non-assessable. Such Depositary Shares will not be subject to the preemptive rights of any stockholder of the Company. The Depositary Receipts are in the form contemplated by the Deposit Agreement, have been duly and validly authorized for issuance and sale by all necessary corporate action and upon deposit by the Company of such Series 8 Preferred Stock with the Depositary pursuant to the Deposit Agreement and the due execution, issuance and delivery by the Depositary of the Depositary Receipts evidencing the Depositary Shares, such Depositary Shares shall represent legal and valid interests in such Series 8 Preferred Stock and shall entitle the holders thereof to the rights specified in the Depositary Receipts evidencing such Depositary Shares and in the Deposit Agreement, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in the proceeding in equity or at law). The Series 8 Preferred Stock has been duly and validly authorized for issuance and sale by all necessary corporate action and, when delivered by the Company against payment of the consideration for the related Depositary Shares pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable. No holder of the Series 8 Preferred Stock or Depositary Receipts evidencing the Depositary Shares is or will be subject to personal liability by reason of being such a holder.

(viii)        The Deposit Agreement, the Depositary Shares and the Series 8 Preferred Stock conform in all material respects to the descriptions thereof in the Prospectus, and the Depositary Receipts used to evidence the Depositary Shares and the certificates used to evidence the Series 8 Preferred Stock are in due and proper form and comply in all material respects with all applicable statutory requirements.

(ix)        The information in the Prospectus under “Description of the Offered Preferred Stock” and “Description of Depositary Shares” or any caption purporting to describe any such securities, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(x)        The execution, delivery and performance of the Underwriting Agreement, the Deposit Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Depositary Shares and the use of the proceeds from the sale of the Depositary Shares as described under the caption “Use of Proceeds”) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, events, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets properties, assets or operations.

(xi)        The Registration Statement became effective upon filing under the 1933 Act. Any required filing of the Preliminary Prospectus or the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of the Final Term Sheet pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d) and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

(xii)        The Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to thereto, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xiii)        The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended, as applicable, and the rules and regulations of the Commission thereunder.

(xiv)        No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or the Deposit Agreement or in connection with the transactions contemplated under the Underwriting Agreement other than under the 1933 Act or the 1933 Act Regulations, which have been obtained, or as may be required under the 1933 Act, the 1933 Act Regulations or state securities or blue sky laws.

(xv)        The Company is not and, upon the issuance and sale of the Series 8 Preferred Stock and the application of the net proceeds therefrom as described in the General Disclosure Package and Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

We have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company and the Representative at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus

and related matters were discussed and, although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, nothing has come to our attention that has caused us to believe that (i) the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement) at each deemed effective date with respect to the Underwriters pursuant to 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the General Disclosure Package (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), as of the Applicable Time, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued or at the date hereof, contained or contains an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.